                                                                    EXHIBIT 99.2

PIEDMONT NATURAL GAS
COMPANY, INC.
PAYROLL INVESTMENT PLAN

Financial Statements as of and for the Years Ended
September 30, 2003 and 2002,
Supplemental Schedule as of September 30, 2003 and Independent Auditors' Report

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

TABLE OF CONTENTS

                                                                                                   PAGE
INDEPENDENT AUDITORS' REPORT                                                                        1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of September 30, 2003 and 2002                2

   Statements of Changes in Net Assets Available for Benefits for the Years Ended
      September 30, 2003 and 2002                                                                   3

   Notes to Financial Statements                                                                   4-7

SUPPLEMENTAL SCHEDULE -- Form 5500, Schedule H, Line 4i -- Schedule of
   Assets (Held at End of Year) as of September 30, 2003                                            9

NOTE: All other schedules required by 29 CFR 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

INDEPENDENT AUDITORS' REPORT

To the Post-Retirement Benefits and Insurance Committee of and Participants in
 Piedmont Natural Gas Company, Inc. Payroll Investment Plan:

We have audited the accompanying statements of net assets available for benefits of Piedmont Natural Gas Company, Inc. Payroll Investment Plan (the "Plan") as of September 30, 2003 and 2002 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 2003 and 2002 and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2003 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

January 21, 2004

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
SEPTEMBER 30, 2003 AND 2002

                                                            2003            2002
ASSETS:
  Investments (Notes 1, 2, 3, and 6)                     $30,281,283     $25,317,145
                                                         -----------     -----------
  Receivables:
    Employer's contribution                                   32,512          31,449
    Participants' contributions                               68,888          67,081
    Due from broker for securities sold                           --         140,830
                                                         -----------     -----------
      Total receivables                                      101,400         239,360
  Cash                                                         1,492           1,736
                                                         -----------     -----------
      Total assets                                        30,384,175      25,558,241

LIABILITY -- Due to broker for securities purchased            1,492         142,566
                                                         -----------     -----------
NET ASSETS AVAILABLE FOR BENEFITS                        $30,382,683     $25,415,675
                                                         ===========     ===========

See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                           2003              2002
ADDITIONS:
  Investment income:
    Net appreciation in fair value of investments (Notes 2 and 3)      $  3,233,544      $         --
    Interest income (Note 2)                                                 51,857            51,781
                                                                       ------------      ------------
      Total investment income                                             3,285,401            51,781
                                                                       ------------      ------------
  Contributions:
    Employer's                                                              841,701           815,515
    Participants'                                                         1,993,287         1,826,040
                                                                       ------------      ------------
      Total contributions                                                 2,834,988         2,641,555
  Transfer from other plan (Note 1)                                              --           730,897
                                                                       ------------      ------------
      Total additions                                                     6,120,389         3,424,233
                                                                       ------------      ------------
DEDUCTIONS:
  Investment loss -- net depreciation in fair value of
    investments (Notes 2 and 3)                                                  --         2,152,925
  Benefits paid to participants                                           1,082,855         1,393,596
  Expenses (Notes 2 and 6)                                                   70,526            77,412
                                                                       ------------      ------------
      Total deductions                                                    1,153,381         3,623,933
                                                                       ------------      ------------
NET INCREASE (DECREASE)                                                   4,967,008          (199,700)

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                                      25,415,675        25,615,375
                                                                       ------------      ------------
  End of year                                                          $ 30,382,683      $ 25,415,675
                                                                       ============      ============

See notes to financial statements.

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2003 AND 2002

1.       DESCRIPTION OF THE PLAN

         The following description of Piedmont Natural Gas Company, Inc. (the "Company") Payroll Investment Plan (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

         GENERAL -- The Plan is a defined contribution plan, providing benefits to participating bargaining unit hourly employees or their beneficiaries upon retirement, death or termination of employment (following a break in service, as defined in the Plan). Effective July 1, 2002, all full-time hourly employees become eligible to participate in the Plan after they have completed six months of continuous service with the Company and attained age 18. Prior to July 1, 2002, all full-time hourly employees became eligible to participate in the Plan on the first day of the Plan quarter after they had completed six months of continuous service with the Company and attained age 18. The Post-Retirement Benefits and Insurance Committee of the Board of Directors of the Company controls and manages the operation and administration of the Plan. Wachovia Bank, N.A. ("Wachovia") serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         Effective October 1, 2001, the Piedmont Natural Gas Company Employee Stock Ownership Plan (the "ESOP Plan") was merged into the Piedmont Natural Gas Company, Inc. Salary Investment Plan (the "Salary Plan") and the Plan (collectively, the "401(k) Plans"). Net assets of $730,897 from the bargaining unit component of the ESOP Plan were transferred to the Plan and net assets of $5,206,148 from the non-bargaining unit component of the ESOP Plan were transferred to the Salary Plan in October 2001. As a result of the merger, on and after October 1, 2001, the Plan consists of two portions, the ESOP and savings portions, as defined. Participants can remain invested in the Company's common stock or sell the common stock at any time and reinvest the proceeds in any of the investment options available in the 401(k) Plans.

         CONTRIBUTIONS -- Effective April 1, 2002, participants may contribute up to 50% (formerly 15%) of their pretax annual compensation, as defined in the Plan. Contributions are subject to certain Internal Revenue Code ("IRC") limitations. The Company contributes 50% of the first 10% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the discretion of the Company's Board of Directors. There were no discretionary contributions during 2003 and 2002. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans.

         PARTICIPANT ACCOUNTS -- Individual accounts are maintained for each plan participant. Each participant's account is credited with the participant's contribution, the Company's matching contribution, and allocations of Company discretionary contributions, if applicable, and plan earnings, and charged with any benefit payments and allocations of plan losses and expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         INVESTMENTS -- Participants direct the investment of their contributions into various investment options offered by the Plan. Currently, the Plan offers nine mutual funds, one common trust fund and one common stock fund as investment options for participants.

         VESTING -- All participant and employer contributions and earnings thereon are fully vested and nonforfeitable upon allocation to the participants' accounts.

         PARTICIPANT LOANS -- Participants may borrow from their fund accounts up to a maximum of $50,000 or 50% of their account balances, whichever is less. The loans are secured by the balance in the participant's account and bear interest at the average yield of five-year U.S. Treasury notes.

         PAYMENTS OF BENEFITS -- The vested balance of a participant's account will be paid to the participant or, in the case of death, to the spouse or beneficiary, if any, in a single, lump sum of cash or common stock as permitted by the Plan. However, a participant who retires with an account balance of more than $15,000 may elect payment over a specified number of years under an annuity contract purchased from a life insurance company selected by the participant.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING -- The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

         INVESTMENT VALUATION AND INCOME RECOGNITION -- Investments in mutual funds are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. Investments in common trust funds ("funds") are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the organization sponsoring such funds by dividing the funds' net assets at fair value by the units outstanding at each valuation date. Investment in the common stock fund is valued at its quoted market price. Participant loans receivable are valued at cost plus accrued interest, which approximates fair value.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         Management fees and operating expenses charged to the Plan for investments in the mutual funds and common trust funds are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a reduction of net appreciation in fair market value of investments for such investments.

         PAYMENT OF BENEFITS -- Benefits payments to participants are recorded upon distribution.

         EXPENSES -- As provided by the plan document, administrative expenses (excluding certain trustee and fund management expenses) of the Plan are paid by the Company.

3.       INVESTMENTS

         The Plan's investments that represented 5% or more of the Plan's net assets available for benefits as of September 30, 2003 and 2002, are as follows:

                                                                   2003                  2002
Enhanced Stock Market Fund of Wachovia, 123,826 units           $ 7,903,715           $   *
INVESCO Dynamics Fund, 173,903 and 161,045 shares,
  respectively                                                    2,252,048            1,566,965
American Funds Balanced Fund (A), 135,355 shares                  2,157,560               **
Gartmore Morley Stable Value Fund (A), 573,643 shares            10,252,359               **
Evergreen Core Bond Fund (A), 196,723 shares                      2,227,677            1,390,331
Evergreen Stock Selector Fund, 599,400 shares                        **                5,838,154
Evergreen Balanced Fund, 153,798 shares                              **                1,390,331
Evergreen Short Intermediate Bond Fund, 145,216 shares               **                1,759,955
First Union Stable Investment Fund, 333,894 units                    **                9,590,278

* Represented less than 5% of the Plan's net assets available for benefits as of this date.
** Not an investment option as of this date.

During 2003 and 2002, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                               2003           2002
Enhanced Stock Market Fund of Wachovia      $    77,895    $  (126,387)
Piedmont Natural Gas Stock Fund                 137,909        216,677
AIM Small Cap Growth Fund (A)                     2,712
Evergreen Special Values Fund (A)                38,915         52,828
American Funds Growth Fund of America (A)        27,131
INVESCO Dynamics Fund                           535,500       (446,790)
MFS Value Fund (A)                                2,132
Putnam International Equity Fund (A)            140,265       (141,992)
American Funds Balanced Fund (A)                 26,189
Gartmore Morley Stable Value Fund (A)            94,545
Evergreen Core Bond Fund (A)                    (18,437)
Evergreen Stock Selector Fund                 1,358,379     (1,528,081)
Evergreen Select Balanced Fund                  181,376
Alleghany/Montag & Caldwell Growth Fund         172,288       (308,560)
First Union Stable Investment Fund              124,873        318,379
Federated Stock Trust                            87,565       (146,089)
Federated Bond Fund                              81,759         19,242
Evergreen Select Balanced Fund                    7,250       (124,580)
Evergreen Short Intermediate Bond Fund          115,924         96,238
INVESCO Combination Stock and Bond Fund          33,859        (35,575)
Putnam International Growth Class A Fund          5,515          1,765
                                            -----------    -----------
                                            $ 3,233,544    $(2,152,925)
                                            ===========    ===========

4.       FEDERAL INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated November 4, 2003 that the Plan and related trust are designed in accordance with applicable sections of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.       PLAN TERMINATION

         Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

6.       RELATED PARTY TRANSACTIONS

         Certain plan investments are shares of mutual funds and units of participation in common trust funds managed by Wachovia. Wachovia is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Fees paid by the Plan to Wachovia for the investment management services amounted to $70,526 and $77,412 for the years ended September 30, 2003 and 2002, respectively.

                                     ******

                        SUPPLEMENTAL SCHEDULE OF SELECTED
                                 FINANCIAL DATA

PIEDMONT NATURAL GAS COMPANY, INC.
PAYROLL INVESTMENT PLAN

FORM 5500, SCHEDULE H, LINE 4i -- SCHEDULE OF ASSETS
(HELD AT END OF YEAR)
SEPTEMBER 30, 2003

                                             DESCRIPTION OF INVESTMENT,
                                              INCLUDING MATURITY DATE,
     IDENTITY OF ISSUER, BORROWER,          RATE OF INTEREST, COLLATERAL,              CURRENT
       LESSOR, OR SIMILAR PARTY                 PAR OR MATURITY VALUE         COST      VALUE
*Enhanced Stock Market Fund of Wachovia   Common trust fund                    **    $ 7,903,715
*Piedmont Natural Gas Stock Fund          Common stock                         **      1,123,450
 AIM Small-Cap Growth Fund (A)            Mutual fund                          **        211,463
*Evergreen Special Values Fund (A)        Mutual fund                          **        241,313
 American Funds Growth Fund of
   America (A)                            Mutual fund                          **      1,517,649
 INVESCO Dynamics Fund                    Mutual fund                          **      2,252,048
 MFS Value Fund (A)                       Mutual fund                          **        487,155
 Putnam International Equity Fund (A)     Mutual fund                          **        851,287
 American Funds Balanced Fund (A)         Mutual fund                          **      2,157,560
 Gartmore Morley Stable Value Fund (A)    Mutual fund                          **     10,252,359
*Evergreen Core Bond Fund (A)             Mutual fund                          **      2,227,677
*Various participants                     Participant loans (maturing 2003
                                           through 2015 at 5.75% to 10.50%)    **      1,055,607
                                                                                     -----------
 Total investments                                                                   $30,281,283
                                                                                     ===========

* Permitted party-in-interest.

** Cost information is not required for participant-directed investments and, therefore, is not included.

                                     - 9 -